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                                                                     Exhibit 5.1
                               Goodwin Procter LLP
                               Counsellors at Law
                                 Exchange Place
                                Boston, MA 02109

                                  July 8, 2002



Gables Residential Trust
Gables Realty Limited Partnership
6551 Park of Commerce Blvd., Suite 100
Boca Raton, Florida 33487

Ladies and Gentlemen:

       This opinion is delivered to you in our capacity as counsel for Gables Residential Trust, a Maryland real estate investment trust (the "Company"), and Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of (i) a Registration Statement on Form S-3, as amended (File No. 333-68359) (the "Shelf Registration Statement"), (ii) a Registration Statement on Form S-3 pursuant to Rule 462(b) of the Securities Act, as amended (File No. 333-91576) (the "462(b) Registration Statement"), and (iii) a prospectus supplement dated June 28, 2002, which supplements the prospectus included in the Shelf Registration Statement and the 462(b) Registration Statement (the "Prospectus Supplement"), relating to the offering of an aggregate $180,000,000 principal amount of 5.75% Senior Notes due 2007 (the "Securities") by the Operating Partnership. The Shelf Registration Statement and the 462(b) Registration Statement are herein collectively referred to as the "Registration Statement."

       The Securities will be offered by the Underwriters (as defined below) pursuant to that certain Underwriting Agreement dated June 28, 2002 among the Operating Partnership and the Company and J.P. Morgan Securities Inc., Wachovia Securities, Inc., Banc of America Securities LLC, PNC Capital Markets, Inc., SunTrust Capital Markets, Inc., Wells Fargo Brokerage Services, LLC, AmSouth Bank and Southtrust Securities, Inc. (collectively, the "Underwriters"). The Securities will be issued under an Indenture dated March 23, 1998 between the Operating Partnership and First Union National Bank, as trustee, as amended and supplemented by Supplemental Indenture No. 5 dated July 8, 2002 (collectively, the "Indenture").

       In connection with rendering this opinion, we have examined the Declaration of Trust of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Second Amended and Restated Bylaws of the Company; the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership; such records of the corporate and partnership proceedings of the Company and the Operating Partnership, respectively, as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.

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       We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts, the Maryland General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

       Based on the foregoing, we are of the opinion that the Securities have been duly authorized, executed and delivered by the Operating Partnership and, assuming the due authentication of the Securities in accordance with the terms of the Indenture, when delivered to and paid for by the Underwriters, will constitute valid and binding obligations of the Operating Partnership, entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms, except that (i) enforcement of the rights and remedies created thereby may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (ii) we express no opinion as to the legality, validity or binding nature of any choice of law provision.

       We hereby consent to the use of this opinion as an exhibit to the Operating Partnership's Current Report on Form 8-K dated July 8, 2002 and the Company's Current Report on Form 8-K dated July 8, 2002, which are incorporated by reference into the Registration Statement.

                                         Very truly yours,

                                         /s/ GOODWIN PROCTER LLP

                                         GOODWIN PROCTER LLP